Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Brett Simpson
Senior Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com
Qualcomm Announces Third Quarter Fiscal 2026 Results
Revenues: $9.9 billion
GAAP EPS: $1.87, Non-GAAP EPS: $2.21
—Combined QCT Automotive and IoT Revenues Grew 28% Year-Over-Year—
—QCT Automotive Revenues: 23 Consecutive Quarters of Double-Digit Year-Over-Year Growth—
—Completed Acquisition of Modular Inc Creating an Open Software Foundation for Generative and Agentic AI—
SAN DIEGO - July 29, 2026 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal third quarter ended June 28, 2026.
“Despite a challenging memory and supply environment, our third quarter results reflect solid execution of our growth strategy, with quarterly revenues at the high end of guidance,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “We are well positioned to execute on the vision we outlined at our recent Investor Day, with total non-handset revenues growing to $40 billion by fiscal 2029 – nearly double the target we shared in November 2024. In the near term, we expect year-over-year growth in non-handset revenues, including Data Center, to accelerate from 24% in fiscal 2026 to greater than 60% in fiscal 2027 – a significant inflection point in the execution of our growth strategy.”
Third Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q3 Fiscal 2026	Q3 Fiscal 2025	Change	Q3 Fiscal 2026	Q3 Fiscal 2025	Change
Revenues	$9,947	$10,365	(4%)	$9,947	$10,365	(4%)
Earnings before taxes (EBT)	$2,462	$2,952	(17%)	$2,693	$3,544	(24%)
Net income	$2,002	$2,666	(25%)	$2,356	$3,040	(23%)
Diluted earnings per share (EPS)	$1.87	$2.43	(23%)	$2.21	$2.77	(20%)
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
Segment Results

	QCT			QTL
(in millions, except percentages)	Q3 Fiscal 2026	Q3 Fiscal 2025	Change	Q3 Fiscal 2026	Q3 Fiscal 2025	Change
Revenues	$8,504	$8,993	(5%)	$1,278	$1,318	(3%)
EBT	$2,192	$2,671	(18%)	$881	$942	(6%)
EBT as % of revenues	26%	30%	-4 points	69%	71%	-2 points

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 2 of 8

QCT Revenue Streams1

(in millions, except percentages)	Q3 Fiscal 2026	Q3 Fiscal 2025	Change
Handsets	$5,086	$6,328	(20%)
Automotive	1,588	984	+61%
IoT (internet of things)	1,830	1,681	+9%
Total QCT revenues	$8,504	$8,993	(5%)
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
Return of Capital to Stockholders
During the third quarter of fiscal 2026, we returned $2.3 billion to stockholders, including $973 million, or $0.92 per share, of cash dividends paid and $1.4 billion through repurchases of 8 million shares of common stock.
Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The semiconductor industry is experiencing a broad-based increase in input costs, across wafer fabrication, assembly, test, advanced packaging, memory and other materials. We are taking concrete actions to reflect the higher input costs in our product pricing and expect these actions to benefit our gross margins over time as the pricing changes gradually come into effect. These factors are reflected in both our fiscal 2026 third quarter performance and fourth quarter guidance.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q4 FY26 Estimates[1]
Revenues	$9.7B - $10.5B
Supplemental Revenue Information
QCT revenues	$8.4B - $9.0B
QTL revenues	$1.2B - $1.4B
GAAP diluted EPS	$1.22 - $1.42
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.72)
Less diluted EPS attributable to other items[2]	($0.11)
Non-GAAP diluted EPS	$2.05 - $2.25
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the fourth quarter of fiscal 2026 is primarily related to acquisition-related items.

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 3 of 8

Conference Call and Available Information
Qualcomm’s third quarter fiscal 2026 earnings conference call will be broadcast live on July 29, 2026, beginning at 1:45 p.m. Pacific Time (PT) at https://investor.qualcomm.com/news-events/investor-events. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted to our Investor Relations website at
https://investor.qualcomm.com immediately prior to the commencement of the call. An audio replay will be available on our website and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13761080.

Our Investor Relations website at https://investor.qualcomm.com contains a significant amount of information about us, including financial and other information for investors, and it is possible that this information could be deemed to be material information. Accordingly, investors and others interested in Qualcomm should review the information posted on our website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Qualcomm
Qualcomm is a global computing leader at the center of the AI era, enabling intelligence to scale from the most personal devices to large‑scale infrastructure. Building on more than four decades of innovation, we develop platforms and solutions that bring together advanced AI, high‑performance, low-power computing and industry‑leading connectivity—powering products and services used around the world. At Qualcomm, we are engineering human progress.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patents are licensed by Qualcomm Incorporated. Qualcomm, Snapdragon, Qualcomm Dragonwing and Qualcomm Dragonfly are trademarks or registered trademarks of Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our growth strategy; our Investor Day vision; our fiscal 2027 and fiscal 2029 targets and expectations for non-handset revenues and revenue growth; our acquisition of Modular Inc, including the expected benefits of such acquisition; the impact of industry-wide increases in input costs, including actions we are taking in response thereto, the expected impact on our gross margins and the timing thereof; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimate,” “forecast,” “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier handset devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on cellular and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2026 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	June 28, 2026	September 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$4,533	$5,520
Restricted cash	—	2,323
Marketable securities	3,771	4,635
Accounts receivable, net	4,668	4,315
Inventories	8,379	6,526
Other current assets	1,653	2,435
Total current assets	23,004	25,754
Deferred tax assets	5,679	743
Property, plant and equipment, net	5,217	4,690
Goodwill	14,274	11,358
Other intangible assets, net	1,510	1,148
Other assets	7,683	6,450
Total assets	$57,367	$50,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,897	$2,791
Payroll and other benefits related liabilities	1,470	1,839
Unearned revenues	280	358
Short-term debt	2,489	—
Other current liabilities	4,277	4,156
Total current liabilities	11,413	9,144
Unearned revenues	81	71
Long-term debt	12,781	14,811
Other liabilities	5,434	4,911
Total liabilities	29,709	28,937

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,057 and 1,074 shares issued and outstanding, respectively	—	—
Retained earnings	27,263	20,646
Accumulated other comprehensive income	395	560
Total stockholders’ equity	27,658	21,206
Total liabilities and stockholders’ equity	$57,367	$50,143

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Revenues:
Equipment and services	$8,475	$8,893	$28,002	$28,193
Licensing	1,472	1,472	4,796	4,820
Total revenues	9,947	10,365	32,798	33,013
Costs and expenses:
Cost of revenues	4,670	4,606	15,138	14,704
Research and development	2,607	2,226	7,523	6,672
Selling, general and administrative	976	771	2,738	2,200
Other	68	—	97	—
Total costs and expenses	8,321	7,603	25,496	23,576
Operating income	1,626	2,762	7,302	9,437
Interest expense	(178)	(168)	(519)	(493)
Investment and other income, net	1,014	358	1,458	748
Income before income taxes	2,462	2,952	8,241	9,692
Income tax (expense) benefit	(460)	(286)	4,136	(1,034)
Net income	$2,002	$2,666	$12,377	$8,658

Basic earnings per share	$1.89	$2.44	$11.63	$7.85
Diluted earnings per share	$1.87	$2.43	$11.53	$7.79
Shares used in per share calculations:
Basic	1,057	1,092	1,064	1,102
Diluted	1,069	1,099	1,073	1,112

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	June 28, 2026	June 29, 2025
Operating Activities:
Net income	$12,377	$8,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,202	1,231
Income tax payments in excess of income tax provision	(5,550)	(1,535)
Share-based compensation expense	2,579	2,120
Net gains on marketable securities and other investments	(933)	(297)
Impairment losses on other investments	61	93
Equity in net earnings of investees	(149)	(13)
Other items	(52)	(10)
Changes in assets and liabilities:
Accounts receivable, net	(264)	535
Inventories	(1,798)	33
Other assets	777	361
Trade accounts payable	149	(220)
Payroll, benefits and other liabilities	231	(943)
Unearned revenues	(225)	3
Net cash provided by operating activities	8,405	10,016
Investing Activities:
Capital expenditures	(1,578)	(785)
Purchases of debt and equity marketable securities	(2,449)	(3,785)
Proceeds from sales and maturities of debt and equity marketable securities	3,896	4,892
Acquisitions and other investments, net of cash acquired	(1,573)	(711)
Proceeds from other investments	26	53
Other items	30	7
Net cash used by investing activities	(1,648)	(329)
Financing Activities:
Proceeds from short-term debt	3,238	998
Repayment of short-term debt	(2,743)	(998)
Repayment of debt of acquired company	(174)	—
Proceeds from long-term debt	—	1,487
Repayment of long-term debt	—	(1,365)
Proceeds from issuance of common stock	223	201
Repurchases and retirements of common stock	(6,806)	(6,347)
Dividends paid	(2,868)	(2,848)
Payments of tax withholdings related to vesting of share-based awards	(888)	(878)
Other items	(28)	(10)
Net cash used by financing activities	(10,046)	(9,760)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(21)	(5)
Net decrease in total cash, cash equivalents and restricted cash	(3,310)	(78)
Total cash and cash equivalents at beginning of period (including $2,323 classified as restricted cash at September 28, 2025)	7,843	7,849
Total cash and cash equivalents at end of period	$4,533	$7,771

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Beginning in the first quarter of fiscal 2026, we are applying a fixed estimated Non-GAAP tax rate to determine our Non-GAAP provision for income taxes. Our Non-GAAP tax rate is determined annually based on our estimated annual GAAP income tax forecast (computed inclusive of both current and deferred income taxes), adjusted to account for items excluded from our Non-GAAP earnings before taxes as well as certain tax items that are unrelated to the fiscal year in which they are recorded. We will periodically re-evaluate the appropriateness of our Non-GAAP tax rate and may adjust for significant changes, including significant changes in our geographic earnings mix, our corporate structure or tax laws. Prior periods have not been updated for this change as the effect would not be material.

Qualcomm Announces Third Quarter Fiscal 2026 Results	Page 8 of 8

Reconciliations of GAAP Results to Non-GAAP Results

	GAAP to Non-GAAP Reconciliation
(in millions, except per share data and percentages)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results
Q3 Fiscal 2026
Revenues	$9,947	$—	$—	$—	$9,947
Operating income (loss)	1,626	(3)	(827)	(320)	2,776
EBT	2,462	768	(827)	(172)	2,693
EBT as % of revenues	25%				27%
Net income (loss)	2,002	607	(728)	(233)	2,356
Diluted EPS	$1.87	$0.57	($0.68)	($0.22)	$2.21
Diluted shares	1,069	1,069	1,069	1,069	1,069
Q3 Fiscal 2025
Revenues	$10,365	$—	$—	$—	$10,365
Operating income (loss)	2,762	(3)	(659)	(152)	3,576
EBT	2,952	149	(659)	(82)	3,544
EBT as % of revenues	28%				34%
Net income (loss)	2,666	118	(530)	38	3,040
Diluted EPS	$2.43	$0.11	($0.48)	$0.03	$2.77
Diluted shares	1,099	1,099	1,099	1,099	1,099
(1) Further details of amounts included in the “Other Items” column for the current periods are included at the end of this news release in the table labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior period are included in the news release for that period.
Sums may not equal totals due to rounding.

Q3 Fiscal 2026 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,670	$—	$26	$66	$4,578
Research and development expenses	2,607	—	616	96	1,895
Selling, general and administrative expenses	976	3	185	90	698
Other	68	—	—	68	—
Interest expense	178	—	—	1	177
Investment and other income, net	1,014	771	—	149	94
Income tax (benefit) expense	460	161	(99)	61	337
(1) Other items excluded from Non-GAAP results included $101 million of acquisition-related charges, $70 million of restructuring and restructuring-related charges and $1 million of interest expense related to a fine imposed on us by the European Commission in 2019. Other items excluded from Non-GAAP results also included $149 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by a corresponding $149 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) Tax expense in the “Other Items” column represents an adjustment to arrive at our fixed estimated Non-GAAP tax rate of 12.5% for the third quarter of fiscal 2026 and includes the impact of the amortization of previously capitalized domestic research and development expenditures for U.S. federal income tax purposes (for which the initial benefit was previously excluded from our Non-GAAP results).
Sums may not equal totals due to rounding.